Exhibit 99.1

NETSOL Technologies Reports 23% Revenue Growth and EPS of $0.04 in Fiscal Second Quarter 2024

●	Strong licensing fees and increased recurring revenues
●	2Q ‘24 Gross Margins of 47% up from 25% in 2Q’ 23
●	Company on track for strong double digit organic revenue growth and profitability in fiscal 2024

Encino, Calif., February 13, 2024 – NETSOL Technologies, Inc. (Nasdaq: NTWK), a global business services and enterprise application solutions provider, reported results for the fiscal second quarter of 2024 ended December 31, 2023.

Fiscal Second Quarter 2024 Financial Results

Total net revenues for the second quarter of fiscal 2024 increased 23% to $15.2 million, compared with $12.4 million in the prior year period. On a constant currency basis, total net revenues were $15.3 million.

●	License fees were $3.0 million compared with $16,000 in the prior year period. License fees on a constant currency basis were $3.1 million.
●	Total subscription (SaaS and Cloud) and support revenues were $6.8 million compared with $6.5 million in the prior year period. Total subscription and support revenues on a constant currency basis were $6.8 million.
●	Total services revenues were $5.4 million, compared with $5.9 million in the prior year period. Total services revenues on a constant currency basis were $5.4 million.

Gross profit for the second quarter of fiscal 2024 was $7.2 million (or 47% of net revenues), compared to $3.1 million (or 25% of net revenues) in the second quarter of fiscal 2023. On a constant currency basis, gross profit for the second quarter of fiscal 2024 was $5.9 million (or 39% of net revenues as measured on a constant currency basis).

Operating expenses for the second quarter of fiscal 2024 were $6.1 million (or 40% of sales) compared to $6.2 million (or 50% of sales) for the second quarter of fiscal 2023. On a constant currency basis, operating expenses for the second quarter of fiscal 2024 increased to $6.7 million (or 44% of sales on a constant currency basis).

GAAP net income attributable to NETSOL for the second quarter of fiscal 2024 totaled $408,000 or $0.04 per diluted share, compared with a GAAP net loss of $(2.1 million) or a loss of $(0.19) per diluted share in the second quarter of fiscal 2023. Included in GAAP net income attributable to NETSOL was a loss of $(14,617) on foreign currency exchange transactions in the second quarter of fiscal 2024, compared to a gain of $657,000 in the prior year period. On a constant currency basis, GAAP net loss attributable to NETSOL for the second quarter of fiscal 2024 totaled $(902,000) or $(0.08) per diluted share.

Non-GAAP adjusted EBITDA for the second quarter of fiscal 2024 was $725,000 or $0.06 per diluted share, compared with a non-GAAP adjusted EBITDA loss of $(1.3 million) or $(0.12) per diluted share in the second quarter of fiscal 2023 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Six Months Ended December 31, 2023, Financial Results

Total net revenues for the six months ended December 31, 2023, were $29.5 million, compared to $25.1 million in the prior year period. On a constant currency basis, total net revenues were $29.6 million.

●	License fees were $4.3 million compared with $266,000 in the prior year period. License fees on a constant currency basis were $4.3 million.
●	Total subscription (SaaS and Cloud) and support revenues for the six months ended December 31, 2023, were $13.3 million compared with $12.5 million in the prior year period. Total subscription and support revenues on a constant currency basis were $13.3 million.
●	Total services revenues were $11.9 million compared with $12.3 million in the prior year period. Total services revenues on a constant currency basis were $11.9 million.

Gross profit for the six months ended December 31, 2023, was $13.3 million (or 45% of net revenues), compared with $7.4 million (or 29% of net revenues) in the prior year period. On a constant currency basis, gross profit for the six months ended December 31, 2023, was $10.6 million (or 36% of net revenues as measured on a constant currency basis).

Operating expenses for the six months ended December 31, 2023, were $12.0 million (or 41% of sales) compared with $12.3 million (or 49% of sales) in the prior year period. On a constant currency basis, operating expenses for the six months ended December 31, 2023, were $13.1 million (or 44% of sales on a constant currency basis).

GAAP net income attributable to NETSOL for the six months ended December 31, 2023, totaled $439,000 or $0.04 per diluted share, compared with a GAAP net loss of $(2.7 million) or $(0.24) per diluted share in the prior year period. Included in GAAP net income attributable to NETSOL was a loss of $(149,000) on foreign currency exchange transactions for the six months ended December 31, 2023, compared to a gain of $2.0 million in the prior year period. On a constant currency basis, GAAP net loss attributable to NETSOL for the first six months of fiscal 2024 totaled $(2.4 million) or $(0.21) per diluted share.

Non-GAAP adjusted EBITDA for the six months ended December 31, 2023, was $1.2 million or $0.10 per diluted share, compared with a non-GAAP adjusted EBITDA loss of $1.4 million or $(0.12) per diluted share in the prior year period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

At December 31, 2023, cash and cash equivalents were $15.7 million. Total NETSOL stockholders’ equity at December 31, 2023, was $34.5 million, or $3.03 per share.

Management Commentary

NETSOL Co-Founder, Chairman and Chief Executive Officer Najeeb Ghauri stated, “Similar to our first quarter, the second quarter of fiscal 2024 was characterized by increases in total net revenue, improved gross margins, and profitability, demonstrating the strength of our business model and our ability to execute on our growth strategy.

“While we continue to scale our SaaS business, our hybrid license and SaaS model has become a major catalyst for our growth. We recognized substantial license fees in this quarter as part of a large new contract in Asia with a major automotive company, which reinforces our visibility and reputation in the market, as well as the performance and reliability of our products. We expect license fees will continue to represent a key part of our revenue for the foreseeable future, and we have a robust pipeline of both SaaS and licensing opportunities to support this anticipated growth. We recognized increases in our subscription and support revenues this quarter as well, further reflecting the strength of our SaaS offerings. With the launch of our Otoz 2.0 digital retail platform, which has doubled enrollment over the last 12 months, and increased traction with key automotive clients like AutoNation and MINI USA, we’re confident that this part of our business is positioned for continued growth.

“We are very pleased with our second quarter results and continue to strategically invest and allocate capital to further expand our presence across key, high growth markets like North America. Given our recent results and trajectory, we expect to see strong double digit organic revenue growth and improved margins throughout the second half of fiscal 2024 as we move into a period of more sustainable profitability.”

Conference Call

NETSOL Technologies management will hold a conference call today (February 13, 2024) at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time) to discuss these financial results. A question-and-answer session will follow management’s presentation.

U.S. dial-in: 877-407-0789

International dial-in: 201-689-8562

Please call the conference telephone number 5-10 minutes prior to the start time or use this link for telephone access to the call via your web browser. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Investor Relations at 818-222-9195.

The conference call will also be broadcast live and available for replay here, along with additional replay access being provided through the company information section of NETSOL’s website.

A telephone replay of the conference call will be available approximately three hours after the call concludes through Tuesday, February 27, 2024.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13743948

About NETSOL Technologies

NETSOL Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and finance industry. The Company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team of professionals placed in ten strategically located support and delivery centers throughout the world. NETSOL’s products help companies transform their finance and leasing operations, providing a fully automated asset-based finance solution covering the complete leasing and finance lifecycle.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

IMS Investor Relations

netsol@imsinvestorrelations.com

+1 203-972-9200

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of	As of
	December 31, 2023	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$15,659,516	$15,533,254
Accounts receivable, net of allowance of $421,288 and $420,354	5,975,716	11,714,422
Revenues in excess of billings, net of allowance of $137,406 and $1,380,141	16,299,287	12,377,677
Other current assets	2,142,487	1,978,514
Total current assets	40,077,006	41,603,867
Revenues in excess of billings, net - long term	734,397	-
Property and equipment, net	5,665,699	6,161,186
Right of use assets - operating leases	1,659,622	1,151,575
Other assets	32,338	32,327
Intangible assets, net	-	127,931
Goodwill	9,302,524	9,302,524
Total assets	$57,471,586	$58,379,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,713,920	$6,552,181
Current portion of loans and obligations under finance leases	5,982,466	5,779,510
Current portion of operating lease obligations	689,770	505,237
Unearned revenue	4,426,008	7,932,306
Total current liabilities	17,812,164	20,769,234
Loans and obligations under finance leases; less current maturities	99,527	176,229
Operating lease obligations; less current maturities	1,022,361	652,194
Total liabilities	18,934,052	21,597,657

Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 12,329,919 shares issued and 11,390,888 outstanding as of December 31, 2023 12,284,887 shares issued and 11,345,856 outstanding as of June 30, 2023	123,301	122,850
Additional paid-in-capital	128,587,384	128,476,048
Treasury stock (at cost, 939,031 shares as of December 31, 2023 and June 30, 2023)	(3,920,856)	(3,920,856)
Accumulated deficit	(44,456,980)	(44,896,186)
Other comprehensive loss	(45,870,309)	(45,975,156)
Total NetSol stockholders’ equity	34,462,540	33,806,700
Non-controlling interest	4,074,994	2,975,053
Total stockholders’ equity	38,537,534	36,781,753
Total liabilities and stockholders’ equity	$57,471,586	$58,379,410

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2023	2022	2023	2022
Net Revenues:
License fees	$2,990,453	$15,884	$4,270,902	$265,844
Subscription and support	6,827,781	6,502,669	13,340,024	12,519,503
Services	5,419,707	5,871,805	11,869,196	12,311,130
Total net revenues	15,237,941	12,390,358	29,480,122	25,096,477

Cost of revenues	8,062,204	9,247,895	16,142,368	17,702,017
Gross profit	7,175,737	3,142,463	13,337,754	7,394,460

Operating expenses:
Selling, general and administrative	5,807,494	5,716,073	11,240,463	11,394,634
Research and development cost	341,411	472,904	719,830	942,531
Total operating expenses	6,148,905	6,188,977	11,960,293	12,337,165

Income (loss) from operations	1,026,832	(3,046,514)	1,377,461	(4,942,705)

Other income and (expenses)
Interest expense	(290,322)	(202,363)	(566,339)	(323,973)
Interest income	468,280	309,906	882,998	741,763
Gain (loss) on foreign currency exchange transactions	(14,617)	657,223	(148,870)	1,972,928
Share of net loss from equity investment	-	5,133	-	5,133
Other income (expense)	(57,305)	94,708	576	120,324
Total other income (expenses)	106,036	864,607	168,365	2,516,175

Net income (loss) before income taxes	1,132,868	(2,181,907)	1,545,826	(2,426,530)
Income tax provision	(150,053)	(220,056)	(271,948)	(413,404)
Net income (loss)	982,815	(2,401,963)	1,273,878	(2,839,934)
Non-controlling interest	(574,499)	309,037	(834,672)	126,279
Net income (loss) attributable to NetSol	$408,316	$(2,092,926)	$439,206	$(2,713,655)

Net income (loss) per share:
Net income (loss) per common share
Basic	$0.04	$(0.19)	$0.04	$(0.24)
Diluted	$0.04	$(0.19)	$0.04	$(0.24)

Weighted average number of shares outstanding
Basic	11,372,819	11,270,199	11,359,338	11,263,869
Diluted	11,372,819	11,270,199	11,359,338	11,263,869

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Six Months
	Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$1,273,878	$(2,839,934)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	959,949	1,736,503
Provision for bad debts	29,191	(67,176)
Share of net (gain) loss from investment under equity method	-	(5,133)
Gain on sale of assets	(98)	(28,344)
Stock based compensation	111,787	146,167
Changes in operating assets and liabilities:
Accounts receivable	5,722,791	3,772,091
Revenues in excess of billing	(4,239,762)	(702,812)
Other current assets	329,171	(529,579)
Accounts payable and accrued expenses	72,501	904,731
Unearned revenue	(3,654,724)	(696,971)
Net cash provided by operating activities	604,684	1,689,543

Cash flows from investing activities:
Purchases of property and equipment	(570,584)	(1,252,325)
Sales of property and equipment	1,248	70,283
Net cash used in investing activities	(569,336)	(1,182,042)

Cash flows from financing activities:
Proceeds from bank loans	135,123
Payments on finance lease obligations and loans - net	(162,482)	(537,180)
Net cash used in financing activities	(27,359)	(537,180)
Effect of exchange rate changes	118,273	(2,987,396)
Net increase (decrease) in cash and cash equivalents	126,262	(3,017,075)
Cash and cash equivalents at beginning of the period	15,533,254	23,963,797
Cash and cash equivalents at end of period	$15,659,516	$20,946,722

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2023	2022	2023	2022

Net Income (loss) attributable to NetSol	$408,316	$(2,092,926)	$439,206	$(2,713,655)
Non-controlling interest	574,499	(309,037)	834,672	(126,279)
Income taxes	150,053	220,056	271,948	413,404
Depreciation and amortization	429,163	891,500	959,949	1,736,503
Interest expense	290,322	202,363	566,339	323,973
Interest (income)	(468,280)	(309,906)	(882,998)	(741,763)
EBITDA	$1,384,073	$(1,397,950)	$2,189,116	$(1,107,817)
Add back:
Non-cash stock-based compensation	51,433	64,333	111,787	146,167
Adjusted EBITDA, gross	$1,435,506	$(1,333,617)	$2,300,903	$(961,650)
Less non-controlling interest (a)	(710,154)	7,363	(1,109,577)	(392,172)
Adjusted EBITDA, net	$725,352	$(1,326,254)	$1,191,326	$(1,353,822)

Weighted Average number of shares outstanding
Basic	11,372,819	11,270,199	11,359,338	11,263,869
Diluted	11,372,819	11,270,199	11,359,338	11,263,869

Basic adjusted EBITDA	$0.06	$(0.12)	$0.10	$(0.12)
Diluted adjusted EBITDA	$0.06	$(0.12)	$0.10	$(0.12)

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$574,499	$(309,037)	$834,672	$(126,279)
Income Taxes	75,407	68,406	111,784	128,316
Depreciation and amortization	109,748	255,584	251,082	493,917
Interest expense	91,295	62,736	177,184	100,132
Interest (income)	(144,578)	(93,012)	(272,669)	(225,501)
EBITDA	$706,371	$(15,323)	$1,102,053	$370,585
Add back:
Non-cash stock-based compensation	3,783	7,960	7,524	21,587
Adjusted EBITDA of non-controlling interest	$710,154	$(7,363)	$1,109,577	$392,172